                                AMENDMENT NO. 11

                             PARTICIPATION AGREEMENT

                         EFFECTIVE AS OF APRIL 30, 2004

     The Participation Agreement, made and entered into as of the 17th day of February, 1998, and amended on December 11, 1998, March 15, 1999, April 17, 2000, May 1, 2000, May 1, 2001, September 1, 2001, April 1, 2002, August 14,
2003 and December 31, 2003 (the "Agreement"), by and among AIM Variable Insurance Funds, a Delaware business trust, A I M Distributors, Inc., a Delaware corporation, Sun Life Assurance Company of Canada (U.S.), a Delaware life insurance company, and Clarendon Insurance Agency, Inc., a Massachusetts corporation, is hereby amended as follows:

Section 2.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

          2.3  APPLICABLE PRICE

          (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange (or such other time set by the Board for purposes of determining the current net asset value of a Fund in accordance with Rule 22c-1 under the 1940 Act) on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of AVIF for receipt of orders relating to Contract transactions, , in accordance with Section 22(c) and Rule 22c-1 under the 1940 Act, on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with
     Section 2.1(b) hereof. In connection with this Section 2.3(a), LIFE COMPANY represents and warrants that it will not submit any order for Shares or engage in any practice, nor will it allow or suffer any person acting on its behalf to submit any order for Shares or engage in any practice, that would violate or cause a violation of applicable law or regulation including, without limitation Section 22 of the 1940 Act and the rules thereunder.

          (b) All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.

          (c) Without limiting the scope or effect of Section 1.1 hereof, pursuant to which the Board may reject a Share purchase order by or on behalf of LIFE COMPANY under the circumstances described therein, LIFE COMPANY and UNDERWRITER agree to cooperate with the Fund and AIM to prevent any person exercising, or purporting to exercise, rights or privileges under one or more Contracts (including, but not limited to Contract owners, annuitants, insureds or participants, as the case may be (collectively, "Participants")) from engaging in any trading practices in any Fund that the Board or AIM determines, in good faith and in their sole discretion, to be detrimental or potentially detrimental to the other shareholders of the Fund, or to be in contravention of any applicable law or regulation including, without limitation, Section 22 of the 1940 Act and the rules thereunder. Such cooperation may include, but shall not be limited to, identifying the person or persons engaging in such trading practices, facilitating the imposition of any applicable redemption fee on such person or persons, limiting the telephonic or electronic trading privileges of such person or persons, and taking such other remedial steps, all to the extent permitted or required by applicable law.

Section 6.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

          6.3  FUNDS TO REMAIN AVAILABLE

          Notwithstanding any termination of this Agreement by LIFE COMPANY, AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless AIM or the Board determines that doing so would not serve the best interests of the shareholders of the affected Funds or would be inconsistent with applicable law or regulation. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any (i) terminations under
     Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement or (ii) any rejected purchase and/or redemption order as described in Section 2.3(c) hereof.

Section 22 is hereby added to the Agreement:

                            SECTION 22. FORCE MAJEURE

          Each Party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, work stoppage, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the Party so excused shall use all reasonable efforts to minimize its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, in any given case, the force or circumstances making performance impossible shall exist.

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

                                              SEPARATE ACCOUNTS UTILIZING
     FUNDS AVAILABLE UNDER THE POLICIES                THE FUNDS                   CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
     ----------------------------------       ---------------------------   -------------------------------------------------------
             SERIES (I) SHARES
AIM V.I. Capital Appreciation Fund                                          -    FUTURITY VARIABLE AND FIXED ANNUITY CONTRACT
AIM V.I. Growth Fund                          Sun Life of Canada (U.S.)
AIM V.I. Core Equity Fund                     Variable Account F            -    FUTURITY FOCUS VARIABLE AND FIXED ANNUITY CONTRACT
AIM V.I. International Growth Fund

             SERIES (I) SHARES
AIM V.I. Capital Appreciation Fund                                          -    FUTURITY II VARIABLE AND FIXED ANNUITY CONTRACT
AIM V.I. Growth Fund                          Sun Life of Canada (U.S.)
AIM V.I. Core Equity Fund                     Variable Account F            -    FUTURITY III VARIABLE AND FIXED ANNUITY CONTRACT
AIM V.I. International Growth Fund                                               ANNUITY CONTRACT
AIM V.I. Premier Equity Fund
INVESCO VIF - Dynamics Fund (name will                                      -    FUTURITY FOCUS II VARIABLE AND FIXED ANNUITY
change to AIM V.I. Dynamics Fund effective                                       CONTRACT
October 15, 2004)
INVESCO VIF - Small Company Growth Fund                                     -    FUTURITY ACCOLADE VARIABLE AND FIXED ANNUITY
(name will change to AIM V.I. Small Company                                      CONTRACT
Growth Fund)
                                                                            -    FUTURITY SELECT FOUR VARIABLE AND FIXED ANNUITY
             SERIES (I) SHARES                                                   CONTRACT
AIM V.I. Capital Appreciation Fund
AIM V.I. Growth Fund                          Sun Life of Canada (U.S.)
AIM V.I. Core Equity Fund                     Variable Account I
AIM V.I. International Growth Fund                                          -    FUTURITY VARIABLE UNIVERSAL LIFE
                                                                                 INSURANCE POLICIES

                                                                            -    FUTURITY SURVIVORSHIP VARIABLE UNIVERSAL LIFE
             SERIES (I) SHARES                                                   INSURANCE POLICIES
AIM V.I. Capital Appreciation Fund
AIM V.I. Growth Fund                          Sun Life of Canada (U.S.)
AIM V.I. Core Equity Fund                     Variable Account I            -    FUTURITY SURVIVORSHIP II VARIABLE
AIM V.I. International Growth Fund                                               UNIVERSAL LIFE INSURANCE  POLICIES
AIM V.I. Premier Equity Fund
                                                                            -    FUTURITY PROTECTOR VARIABLE UNIVERSAL LIFE
                                                                                 INSURANCE  POLICIES

                                                                            -    FUTURITY ACCUMULATOR VARIABLE UNIVERSAL LIFE
                                                                                 INSURANCE POLICIES

                                                                            -    FUTURITY ACCUMULATOR II VARIABLE UNIVERSAL LIFE
                                                                                 INSURANCE POLICIES

                                                                            -    FUTURITY PROTECTOR II VARIABLE UNIVERSAL LIFE
                                                                                 INSURANCE POLICIES

             SERIES (I) SHARES
AIM V.I. Capital Appreciation Fund            Sun Life of Canada (U.S.)     -    SUN LIFE CORPORATE VARIABLE UNIVERSAL
AIM V.I. Premier Equity Fund                  Variable Account G                 LIFE INSURANCE POLICIES

             SERIES (I) SHARES
AIM V.I. Capital Appreciation Fund            Sun Life of Canada (U.S.)     -    FUTURITY CORPORATE VARIABLE UNIVERSAL
AIM V.I. Growth Fund                          Variable Account G                 LIFE INSURANCE POLICIES
AIM V.I. Core Equity Fund
AIM V.I. International Growth Fund
AIM V.I. Premier Equity Fund
INVESCO VIF - Dynamics Fund (name will
change to AIM V.I. Dynamics Fund effective
October 15, 2004)
INVESCO VIF - Small Company Growth Fund
(name will change to AIM V.I. Small Company
Growth Fund)

             SERIES (II) SHARES
AIM V.I. Capital Appreciation Fund            Sun Life of Canada (U.S.)     -    FUTURITY SELECT FOUR PLUS
AIM V.I. Growth Fund                          Variable Account F
AIM V.I. Core Equity Fund                                                   -    FUTURITY SELECT SEVEN
AIM V.I. International Growth Fund
AIM V.I. Premier Equity Fund                                                -    FUTURITY SELECT FREEDOM
INVESCO VIF - Dynamics Fund (name will
change to AIM V.I. Dynamics Fund effective                                  -    FUTURITY SELECT INCENTIVE
October 15, 2004)
INVESCO VIF - Small Company Growth Fund
(name will change to AIM V.I. Small Company
Growth Fund)

             SERIES (II) SHARES
AIM V.I. Capital Appreciation Fund            Sun Life of Canada (U.S.)     -    ALL-STAR
AIM V.I. International Growth Fund            Variable Account F
AIM V.I. Premier Equity Fund                                                -    ALL-STAR TRADITIONS

                                                                            -    ALL-STAR FREEDOM

                                                                            -    ALL-STAR EXTRA

             SERIES (I) SHARES
AIM V.I. Capital Appreciation Fund            Keyport Variable Account A    -    KEYPORT ADVISOR CHARTER
AIM V.I. Premier Equity Fund

             SERIES (I) SHARES
AIM V.I. Capital Appreciation Fund            Keyport Variable Account A    -    KEYPORT ADVISOR OPTIMA
AIM V.I. Growth Fund
AIM V.I. Premier Equity Fund

             SERIES (I) SHARES
AIM V.I. Capital Appreciation Fund            Keyport Variable Account A    -    KEYPORT ADVISOR VISTA
AIM V.I. Growth Fund
AIM V.I. International Growth Fund

             SERIES (I) SHARES
AIM V.I. Capital Appreciation Fund            Keyport Variable Account A    -    KEYPORT CHARTER
AIM V.I. International Growth Fund                                          -    KEYPORT VISTA
AIM V.I. Premier Equity Fund                                                -    KEYPORT OPTIMA
                                                                            -    KEYPORT LATITUDE

             SERIES (I) SHARES
AIM V.I. Basic Value Fund                     Sun Life of Canada (U.S.)     -    SUN LIFE LARGE CASE VUL
AIM V.I. Mid Cap Core Fund                    Variable Account G

             SERIES (I) SHARES
AIM V.I. Basic Value Fund                     Sun Life of Canada (U.S.)     -    SUN LIFE LARGE CASE PPVUL
AIM V.I. Mid Cap Core Fund                    Variable Account H

             SERIES (I) SHARES
AIM V.I. International Growth Fund            Keyport 401 Variable          -    ALTERNATIVE ADVANTAGE
                                              Account P

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim Coppedge                By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Robert H. Graham
Title: Assistant Secretary              Title: President


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Jim Coppedge                By: /s/ Gene L. Needles
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Gene L. Needles
Title: Assistant Secretary              Title: President


                                        SUN LIFE ASSURANCE COMPANY OF
                                        CANADA (U.S.)


Attest: /s/ Susan Lazzo                 By: /s/ John E. Coleman
        -----------------------------       ------------------------------------
Name: Susan Lazzo                       For the President
Title: Senior Counsel                   Name:  John E. Coleman
                                        Title: Vice President, Corporate Markets


                                        By: /s/ Edward M. Shea
                                            ------------------------------------
                                        For the Secretary
                                        Name: Edward M. Shea
                                        Title: Assistant Vice President and
                                               Senior Counsel


                                        CLARENDON INSURANCE AGENCY, INC.


Attest: /s/ Susan Lazzo                 By: /s/ Imants Saksons
        -----------------------------       ------------------------------------
Name: Susan Lazzo                       For the President
Title: Senior Counsel                   Name: Imants Saksons


                                        By: /s/ William T. Evers
                                            ------------------------------------
                                        For the Secretary
                                        Name: William T. Evers


6